UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, on April 6, 2022, Rockwell Medical, Inc. (the “Company”) and DaVita Inc. (“DaVita”) entered into a Securities Purchase Agreement, pursuant to which the Company agreed to issue up to $15 million of preferred stock to DaVita. The Company initially issued 7,500 shares of a newly designated series of preferred stock, which was designated “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”) for gross proceeds of $7,500,000 in connection therewith.

On June 16, 2022, following the achievement of a capital raise milestone by the Company, the Company issued an additional 7,500 shares of Series X Preferred Stock to DaVita in a second closing for gross proceeds of $7,500,000. The offering and sale of the Series X Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of President and Chief Executive Officer and Director

On June 22, 2022, the Company announced that Russell H. Ellison, M.D., M.Sc., will be stepping down from his role as the President and Chief Executive Officer of the Company, effective as of June 30, 2022 (the “separation date”). Effective as of the separation date, Dr. Ellison will also resign from the board of directors of the Company (the “Board”).

Pursuant to his employment agreement, subject to Dr. Ellison’s execution and non-revocation of a release agreement in favor of the Company and continued compliance with certain restrictive covenants, including covenants relating to confidentiality, non-interference, non-competition and non-solicitation, Dr. Ellison will receive the following payments and benefits: (i) an amount equal to the sum of (A) $500,000, representing Dr. Ellison’s annualized base salary; and (B) $350,000, representing 100% of Dr. Ellison’s annual target bonus, payable in equal installments and in accordance with the Company’s regular payroll schedule for a period of 12 months following the separation date, (ii) reimbursement of Dr. Ellison’s costs for medical coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iii) the time-based stock options granted to Dr. Ellison in connection with his commencement of employment will continue to vest for a period of one year and all stock options held by Dr. Ellison that are exercisable as of the separation date and all stock options that become exercisable over the one-year period following the separation date will remain exercisable until the one-year anniversary of the separation date.

Appointment of President and Chief Executive Officer

On June 21, 2022, the Board appointed Mark Strobeck, Ph.D. as the Company’s President and Chief Executive Officer and as a Class III Director to serve until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective July 1, 2022.

Dr. Strobeck, age 51, has held leadership positions in both emerging biotechnology and pharmaceutical companies for more than twenty years. Most recently, he served as Managing Director of Aquilo Partners, LP, a life sciences investment bank, from May 2021 to June 2022. He previously served as Executive Vice President and Chief Operating Officer of Assertio Holdings, Inc., a pharmaceutical company, from May 2020 to December 2020. Prior to that, Dr. Strobeck was Executive Vice President and Chief Operating Officer of Zyla Life Sciences, a pharmaceutical company, from September 2015 through its merger with Assertio Holdings, Inc. in May 2020, and previously served as Zyla’s Chief Business Officer from January 2014 to September 2015. Before his employment at Zyla, he served as Zyla’s advisor from June 2012 to December 2013. From January 2012 to December 2013, he served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc., a pharmaceuticals company, which was acquired by AstraZeneca plc in 2014. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline plc, a pharmaceuticals company, and venture capital firms SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck currently serves on the board of directors of Horse Power For Life, a nonprofit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2012. Dr. Strobeck received his B.S. in Biology from St. Lawrence University and his Ph.D. in Pharmacology and Biophysics from the University of Cincinnati, and completed his post-doctoral fellowship at the University of Pennsylvania. There is no information that is required to be disclosed with respect to Dr. Strobeck pursuant to Item 404(a) of Regulation S-K.

On June 21, 2022, in connection with Dr. Strobeck’s commencement of employment, the Company entered into an employment agreement with Dr. Strobeck pursuant to which he will serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides that Dr. Strobeck will serve as an at-will employee. Dr. Strobeck will receive an annualized base salary of $550,000 (“Base Salary”). He will be eligible to earn year-end performance bonuses with a target bonus opportunity of 60% of his Base Salary (“Target Bonus”) and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Dr. Strobeck is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 400,000 shares of the Company’s common stock (the “Initial Time-Based Options”).

Under the Employment Agreement, upon a termination of Dr. Strobeck’s employment due to death or Disability, any equity awards held by Dr. Strobeck subject to time-based vesting conditions will accelerate and become fully vested. All stock options held by Dr. Strobeck that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.

Under the Employment Agreement, upon a termination of Dr. Strobeck’s employment by the Company without Cause or by Dr. Strobeck for Good Reason, Dr. Strobeck will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to his Base Salary then in effect, payable in equal installments for a one-year period, (ii) a pro-rated bonus for the year of termination, based on achievement of actual performance for the full performance period and pro-rated based on the portion of the performance period Dr. Strobeck was employed prior to termination, payable in a lump sum after the completion of the full performance, (iii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iv) Dr. Strobeck’s Initial Time-Based Options will continue to vest for a period of one year and all stock options held by Dr. Strobeck that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.

Under the Employment Agreement, in the event of a Change of Control, upon a termination of Dr. Strobeck’s employment by the Company without Cause or by Executive for Good Reason during the Effective Period, subject to his compliance with certain restrictive covenants, Dr. Strobeck will be entitled to receive (i) an amount equal to the sum of (A) 1.5 times his Base Salary then in effect plus (B) 100% of his annual Target Bonus, (ii) reimbursement of COBRA coverage for up to two years (or, if sooner, until he receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any equity awards held by Dr. Strobeck subject to time-based vesting conditions will accelerate and become fully vested and all stock options held by Dr. Strobeck that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.

In connection with the Employment Agreement, Dr. Strobeck also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ended June 30, 2022.

Item 8.01	Other Events.

On June 22, 2022, the Company issued a press release announcing the appointment of Dr. Strobeck as President and Chief Executive Officer and director. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits               The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 22, 2022
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 22, 2022	By:	/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer